Exhibit 99.1

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 26, 2024

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q3 Sales and Earnings

PHILADELPHIA, PA, November 26, 2024 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced record third quarter net income of $102.9 million and earnings per diluted share of $1.10 for the three months ended October 31, 2024. For the nine months ended October 31, 2024, net income was $282.2 million and earnings per diluted share were $2.99.

Total Company net sales for the three months ended October 31, 2024, increased 6.3% to a record $1.36 billion. Total Retail segment net sales increased 3.2%, with comparable Retail segment net sales increasing 1.5%. The increase in Retail segment comparable net sales was driven by low single-digit positive growth in both digital channel sales and retail store sales. Comparable Retail segment net sales increased 5.8% at Anthropologie and 5.3% at Free People and decreased 8.9% at Urban Outfitters. Nuuly segment net sales increased by 48.4% primarily driven by a 51% increase in average active subscribers in the current quarter versus the prior year quarter. Wholesale segment net sales increased 17.4% driven by a 20.3% increase in Free People wholesale sales due to an increase in sales to specialty customers and department stores, partially offset by a decrease in Urban Outfitters wholesale sales.

For the nine months ended October 31, 2024, total Company net sales increased 6.7% to a record $3.91 billion. Total Retail segment net sales increased 4.0%, with comparable Retail segment net sales increasing 2.6%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in digital channel sales and low single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 9.3% at Free People and 7.5% at Anthropologie and decreased 10.6% at Urban Outfitters. Nuuly segment net sales increased by 53.9% primarily driven by a 50% increase in average active subscribers in the current period versus the prior year period. Wholesale segment net sales increased 12.3% driven by a 15.1% increase in Free People wholesale sales due to an increase in sales to specialty customers and department stores, partially offset by a decrease in Urban Outfitters wholesale sales.

“We are pleased to announce record third quarter sales and earnings, both of which exceeded our expectations. These results were driven by outperformance across all three business segments – Retail, Subscription and Wholesale,” said Richard A. Hayne, Chief Executive Officer. “Additionally, we're optimistic about the outlook for Holiday demand and believe total comparable sales could be similar to our third quarter results,” finished Mr. Hayne.

Net sales by brand and segment for the three and nine-month periods were as follows:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
Net sales by brand
Anthropologie(1)	$587,923	$549,819	$1,683,408	$1,553,546
Free People(2)	365,857	331,772	1,049,677	936,708
Urban Outfitters	300,577	324,375	887,550	979,507
Nuuly	97,232	65,516	265,870	172,779
Menus & Venues	10,266	9,692	28,041	24,503
Total Company	$1,361,855	$1,281,174	$3,914,546	$3,667,043

Net sales by segment
Retail Segment	$1,182,557	$1,145,766	$3,441,698	$3,309,956
Nuuly Segment	97,232	65,516	265,870	172,779
Wholesale Segment	82,066	69,892	206,978	184,308
Total Company	$1,361,855	$1,281,174	$3,914,546	$3,667,043
(1)
Anthropologie includes the Anthropologie and Terrain brands.
(2)
Free People includes the Free People and FP Movement brands.

For the three months ended October 31, 2024, the gross profit rate increased by 105 basis points compared to the three months ended October 31, 2023. Gross profit dollars increased 9.4% to $497.3 million from $454.4 million in the three months ended October 31, 2023. The increase in gross profit rate for the three months ended October 31, 2024 was primarily due to higher initial merchandise markups for all segments primarily driven by Company cross-functional initiatives. Additionally, Retail segment merchandise markdowns improved driven by lower merchandise markdowns at Urban Outfitters, which were partially offset by an increase at Free People. For the nine months ended October 31, 2024, the gross profit rate increased by 80 basis points compared to the nine months ended October 31, 2023. Gross profit dollars increased 9.2% to $1.40 billion from $1.28 billion in the nine months ended October 31, 2023. The increase in gross profit rate for the nine months ended October 31, 2024 was primarily due to higher initial merchandise markups for all segments primarily driven by Company cross-functional initiatives. The increase in gross profit dollars for both periods was due to higher net sales and the improved gross profit rate.

As of October 31, 2024, total inventory increased by $72.3 million, or 10.0%, compared to total inventory as of October 31, 2023. Total Retail segment inventory increased 8.1% due to a Retail segment comparable inventory increase of 3.7% and planned early receipts of holiday merchandise. Wholesale segment inventory increased by 41.6% due to the timing of receipts and to support increased sales.

For the three months ended October 31, 2024, selling, general and administrative expenses increased by $23.2 million, or 6.7%, compared to the three months ended October 31, 2023, and expressed as a percentage of net sales, deleveraged 11 basis points. For the nine months ended October 31, 2024, selling, general and administrative expenses increased by $81.8 million, or 8.4%, compared to the nine months ended October 31, 2023, and expressed as a percentage of net sales, deleveraged 42 basis points. The deleverage in selling, general and administrative expenses as a rate to net sales for both periods was primarily related to increased marketing expenses to support customer growth and increased sales in the Retail and Nuuly segments. The dollar growth in selling, general and administrative expenses for both periods was primarily related to increased marketing expenses to support customer growth and increased sales in the Retail and Nuuly segments, as well as increased store payroll expenses to support the Retail segment stores comparable net sales growth.

The Company’s effective tax rate for the three months ended October 31, 2024 was 24.2%, compared to 24.3% in the three months ended October 31, 2023. The Company's effective tax rate for the nine months ended October 31, 2024 was 23.6%, compared to 24.5% in the nine months ended October 31, 2023. The decrease in the effective tax rate for the three and nine months ended October 31, 2024 was primarily due to the favorable impact of equity vestings in the current year.

Net income for the three months ended October 31, 2024 was a record $102.9 million or $1.10 per diluted share. Net income for the nine months ended October 31, 2024 was $282.2 million or $2.99 per diluted share.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the nine months ended October 31, 2024, the Company repurchased and subsequently retired 1.2 million shares for approximately $52 million. As of October 31, 2024, 18.0 million common shares were remaining under the program.

During the nine months ended October 31, 2024, the Company opened a total of 36 new retail locations including: 20 Free People stores (including 12 FP Movement stores), 9 Anthropologie stores and 7 Urban Outfitters stores; and closed 11 retail locations including: 5 Urban Outfitters stores, 4 Anthropologie stores and 2 Free People stores.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 264 Urban Outfitters stores in the United States, Canada and Europe and websites; 242 Anthropologie stores in the United States, Canada and Europe, catalogs and websites; 216 Free People stores (including 50 FP Movement stores) in the United States, Canada and Europe, catalogs and websites, 9 Menus & Venues restaurants, 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores as of October 31, 2024. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is a women's apparel subscription rental service which offers a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss third quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/9zt6ekqe/.

As used in this document, unless otherwise defined, "Anthropologie" refers to the Company's Anthropologie and Terrain brands and "Free People" refers to the Company's Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability, impacts of the conflict in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises (such as the coronavirus (COVID-19)), labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
Net sales	$1,361,855	$1,281,174	$3,914,546	$3,667,043
Cost of sales (excluding store impairment and lease abandonment charges)	864,536	825,375	2,510,956	2,384,432
Store impairment and lease abandonment charges	—	1,392	4,601	1,392
Gross profit	497,319	454,407	1,398,989	1,281,219
Selling, general and administrative expenses	368,628	345,429	1,050,539	968,760
Income from operations	128,691	108,978	348,450	312,459
Other income, net	7,141	705	20,816	5,123
Income before income taxes	135,832	109,683	369,266	317,582
Income tax expense	32,921	26,669	87,105	77,659
Net income	$102,911	$83,014	$282,161	$239,923

Net income per common share:
Basic	$1.12	$0.89	$3.04	$2.59
Diluted	$1.10	$0.88	$2.99	$2.55

Weighted-average common shares outstanding:
Basic	92,270,583	92,780,736	92,819,987	92,667,878
Diluted	93,857,850	94,448,376	94,511,989	94,168,058

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	63.5%	64.4%	64.2%	65.1%
Store impairment and lease abandonment charges	—	0.1%	0.1%	0.0%
Gross profit	36.5%	35.5%	35.7%	34.9%
Selling, general and administrative expenses	27.1%	27.0%	26.8%	26.4%
Income from operations	9.4%	8.5%	8.9%	8.5%
Other income, net	0.6%	0.1%	0.5%	0.2%
Income before income taxes	10.0%	8.6%	9.4%	8.7%
Income tax expense	2.4%	2.1%	2.2%	2.2%
Net income	7.6%	6.5%	7.2%	6.5%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	October 31,	January 31,	October 31,
	2024	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$182,516	$178,321	$206,237
Marketable securities	340,445	286,744	249,176
Accounts receivable, net of allowance for doubtful accounts of $1,423, $1,465 and $1,271, respectively	96,977	67,008	77,399
Inventory	793,324	550,242	721,011
Prepaid expenses and other current assets	224,070	200,188	235,227
Total current assets	1,637,332	1,282,503	1,489,050
Property and equipment, net	1,324,545	1,286,541	1,272,652
Operating lease right-of-use assets	947,150	920,396	933,864
Marketable securities	240,237	314,152	132,939
Other assets	336,519	307,617	281,151
Total Assets	$4,485,783	$4,111,209	$4,109,656

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363,187	$253,342	$319,115
Current portion of operating lease liabilities	228,443	226,645	223,781
Accrued expenses, accrued compensation and other current liabilities	533,915	514,218	506,028
Total current liabilities	1,125,545	994,205	1,048,924
Non-current portion of operating lease liabilities	879,362	851,853	857,791
Other non-current liabilities	127,953	152,611	156,383
Total Liabilities	2,132,860	1,998,669	2,063,098

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 92,275,849, 92,787,522, and 92,784,344 shares issued and outstanding, respectively	9	9	9
Additional paid-in-capital	7,529	37,943	30,734
Retained earnings	2,382,767	2,113,735	2,065,984
Accumulated other comprehensive loss	(37,382)	(39,147)	(50,169)
Total Shareholders’ Equity	2,352,923	2,112,540	2,046,558
Total Liabilities and Shareholders’ Equity	$4,485,783	$4,111,209	$4,109,656

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2024	2023
Cash flows from operating activities:
Net income	$282,161	$239,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,031	75,286
Non-cash lease expense	162,466	151,413
Provision for deferred income taxes	3,335	33,660
Share-based compensation expense	23,366	23,245
Amortization of tax credit investment	12,872	11,929
Store impairment and lease abandonment charges	4,601	1,392
Loss on disposition of property and equipment, net	1,553	146
Changes in assets and liabilities:
Receivables	(29,682)	(7,233)
Inventory	(242,190)	(135,216)
Prepaid expenses and other assets	(52,548)	(74,957)
Payables, accrued expenses and other liabilities	113,773	138,735
Operating lease liabilities	(183,376)	(178,084)
Net cash provided by operating activities	182,362	280,239
Cash flows from investing activities:
Cash paid for property and equipment	(144,052)	(151,037)
Cash paid for marketable securities	(267,276)	(335,508)
Sales and maturities of marketable securities	309,178	242,847
Initial cash payment for tax credit investment	—	(20,000)
Net cash used in investing activities	(102,150)	(263,698)
Cash flows from financing activities:
Proceeds from the exercise of stock options	851	594
Share repurchases related to share repurchase program	(52,262)	—
Share repurchases related to taxes for share-based awards	(15,264)	(8,353)
Tax credit investment liability payments	(6,220)	(3,007)
Net cash used in financing activities	(72,895)	(10,766)
Effect of exchange rate changes on cash and cash equivalents	(3,122)	(798)
Increase in cash and cash equivalents	4,195	4,977
Cash and cash equivalents at beginning of period	178,321	201,260
Cash and cash equivalents at end of period	$182,516	$206,237